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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Stockholders of Baxter International Inc., which is incorporated by reference in Baxter International Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 14, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

     We also consent to the incorporation by reference in this Registration Statement of our reports dated May 31, 2002 and June 14, 2002 relating to the financial statements, which appear in the Annual Reports of the Baxter Healthcare Corporation of Puerto Rico Savings and Investment Plan and the Baxter International Inc. and Subsidiaries Incentive Investment Plan, respectively, on Form 11-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Chicago, Illinois
December 20, 2002